UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

November 10, 2004

CHINA ENERGY VENTURES CORP.

(Exact name of registrant as specified in its charter)

Nevada

0-28345

72-1381282

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

Unit 1003, W2, Oriental Plaza, #1 East Chang An Avenue,

Dong Chen District, Beijing, China

100738

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code  86-10-8518-2686

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2004, China Energy Ventures Corp. (the “Company”) entered into a Share Exchange Agreement whereby it acquired the remaining 25% interest of its subsidiary, Big Sky Energy Atyrau Ltd. (“Big Sky”).  Pursuant to the terms of the Share Exchange Agreement, the Company will issue 3.5 million shares of common stock to acquire the 25% interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:       November 17, 2004

CHINA ENERGY VENTURES CORP.

By: /s/ Thomas Milne

Name:  Thomas Milne

Title:    Chief Financial Officer and Director